Whitestone REIT Reports Strong Third Quarter Results Highlighted by 220 Basis Points Year-over-Year Improvement in Retail Occupancy

Houston, Texas, October 31, 2016 - Whitestone REIT (NYSE: WSR) (“Whitestone” or the “Company”) today announced financial results for the third quarter ended September 30, 2016. All per share amounts presented in this news release are on a diluted per common share and operating partnership (“OP”) unit basis unless stated otherwise.

Highlights

Third Quarter 2016 Compared to Third Quarter 2015:

•	3.7% growth in revenues to $25.5 million

•	Net income attributable to Whitestone REIT of $0.9 million

•	5.4% increase in net operating income (“NOI”) to $17.2 million

•	3.4% same store NOI growth to $15.7 million

•	Funds From Operations (“FFO”) of $6.3 million

•	3.8% increase in FFO Core to $9.8 million

•	11.9% gain and 6.2% gain in rental rates on new and renewal leases signed during the quarter, respectively (GAAP basis)

•	Net income of $0.03 and FFO Core of $0.33 on a per share basis, respectively

•	84% dividend to FFO Core payout ratio

•	89.6% occupancy in the Company’s retail properties, a 220 basis point improvement

Whitestone Overview
Whitestone acquires, owns, manages, develops and redevelops high quality “Ecommerce-resistant” neighborhood, community and lifestyle retail centers principally located in the largest, fastest-growing and most affluent markets in the Sunbelt. Whitestone’s optimal mix of national, regional and local tenants provide daily necessities, needed services and entertainment to the community which are not readily available online.

CEO Comments
“We are pleased to deliver another quarter of profitable growth, driven by our innovative ‘Ecommerce-resistant’ business model,” stated Jim Mastandrea, Chairman and Chief Executive Officer. “This quarter marks our 24th consecutive quarter of revenue and NOI growth, and our 25th consecutive quarter of FFO Core growth, on a year-over-year basis. Operationally, we completed two acquisitions in which we utilized OP units priced at $19.00 per unit, which represents a premium of over 40% on Friday's closing stock price. We also made progress on our major development projects and our leasing efforts remained aggressive and focused. I’m confident that our unique business model, quality portfolio of ideally-located properties and optimal mix of tenants providing goods and services not readily available online will continue to drive profitable growth and shareholder value.”

Real Estate Portfolio Update

Leasing Activity:
During the third quarter, the leasing team signed 113 leases totaling 269,754 square feet in new, expansion and renewal leases, compared to 111 leases totaling 244,527 square feet in the third quarter of 2015. The total lease value added during the quarter was $16.3 million compared to $18.3 million during the same period last year.

The Company's total and retail properties occupancy stood at 87.3% and 89.6%, respectively, at quarter end.

Community Centered PropertiesTM Portfolio Statistics:
As of September 30, 2016, Whitestone owned 71 Community Centered PropertiesTM with 6.1 million square feet of gross leasable area producing annual NOI of approximately $74 million. The portfolio is comprised of 43 properties in Texas, 27 in Arizona and one in Illinois. Whitestone’s Community Centered PropertiesTM are located in Austin (4), San Antonio (3), Dallas-Fort Worth (7), Houston (29) and the greater Phoenix metropolitan area (27). In addition to being business friendly, these are five of the top markets in the country in terms of size, economic strength and population growth. Between 2000 and 2014, all of these cities experienced double-digit growth in population, with Austin at +35.8%, San Antonio at +23.4%, Dallas-Fort Worth at +20.5%, Phoenix at +15.8% and Houston at +13.2%. The Company’s retail properties in these markets are located on the best retail corners embedded in affluent communities.

With its consumer-centric discipline, the Company strives for a tenant mix of “Ecommerce-resistant” national, regional and local tenants at each of its properties that meet the daily needs of the residents living in the surrounding neighborhoods. At the end of the third quarter, the Company's diversified tenant base was comprised of 1,561 tenants, with the largest tenant accounting for only 3.0% of annualized base rental revenues.  Lease terms range from less than one year for smaller tenants to over 15 years for larger tenants.  The leases generally include minimum monthly lease payments and tenant reimbursements for payment of taxes, insurance and maintenance, and typically exclude restrictive lease clauses.

Acquisition Activity
During the third quarter, Whitestone acquired two upscale retail centers located in Scottsdale, Arizona. La Mirada and Seville, with 147,209 and 90,042 square feet, respectively, were purchased for a total of approximately $72.5 million, comprised of $60.7 million in cash and 621,053 OP units valued at $19.00 per unit. La Mirada and Seville were acquired with a combined occupancy rate of 90.1% and an aggregate 7.0% in-place cash-on-cash return on the total purchase price.

Balance Sheet and Liquidity

Balance Sheet:
Reflecting the Company’s acquisition, development and redevelopment activity during the third quarter, offset somewhat by the sale of a non-core asset in the first quarter, at September 30, 2016, the Company had undepreciated real estate assets of $918.6 million compared to $835.5 million at December 31, 2015.

Liquidity, Debt and Credit Facility:
At September 30, 2016, 52 of the Company’s 71 properties were unencumbered by mortgage debt, with an undepreciated cost basis of $686.9 million. The Company had total real estate debt of $549.5 million, of which $357.9 million, or approximately 65%, was subject to fixed interest rates. The Company's weighted average interest rate on all fixed rate debt as of the end of the third quarter was 3.8% and the weighted average remaining term was 5.5 years.

At quarter end, Whitestone had $8.8 million of cash available on its balance sheet and $108.4 million of available capacity under its credit facility, before the $200 million accordion option.

Sale of Securities:
During the third quarter, Whitestone sold approximately 1,084,000 common shares under its ATM program at an average price per share of $15.08. The Company received net proceeds of approximately $16.1 million after paying fees and commissions. The net proceeds were used as part of the consideration paid for the two Scottsdale property acquisitions.

Dividend
On September 22, 2016, the Company declared a quarterly cash distribution of $0.285 per common share and OP unit for the fourth quarter of 2016, to be paid in three equal installments of $0.095 in October, November and December of 2016.

2016 Guidance
The Company’s net income attributable to Whitestone REIT guidance for 2016 is a range of $0.32 to $0.35 per share. The Company’s FFO Core guidance for 2016 is a range of $1.34 to $1.37 per share. This guidance reflects the Board’s and management’s view of current and future market conditions, as well as the earnings impact of events referenced elsewhere in this release and during the Company’s conference call. This guidance does not include the operational or capital impact of any future unannounced acquisition or disposition activity. Please refer to the “2016 Financial Guidance” and “Reconciliation of Non-GAAP Measures - 2016 Financial Guidance” sections of the supplemental data package for the full list of guidance information.

Conference Call Information
You are invited to listen to the Company’s third quarter earnings release conference call, which will take place on Tuesday, November 1, 2016 at 11:00 A.M. Eastern Time. Conference call access information is as follows:

Dial-in number for domestic participants:         (888) 516-2446
Dial-in number for international participants:    (719) 457-2698

The conference call will be recorded and a telephone replay will be available through Tuesday, November 15, 2016. Replay access information is as follows:

Replay number for domestic participants:        (877) 870-5176
Replay number for international participants:    (858) 384-5517
Pass Code (for all participants):            1322399

To listen to a live webcast of the conference call, click on the Investor Relations tab of the Company’s website, www.whitestonereit.com, and then click on the webcast link. A replay of the call will be available on Whitestone’s website via the webcast link until the Company’s next earnings release. Additional information about Whitestone can be found on the Company’s website.

The third quarter earnings release and supplemental data package will be located in the Investor Relations section of the Company’s website. For those without internet access, the earnings release and supplemental data package will be available by mail upon request. To receive a copy, please call the Company’s Investor Relations line at (713) 435-2219.

Supplemental Financial Information
Supplemental materials and details regarding Whitestone's results of operations, communities and tenants are available on the Company's website at www.whitestonereit.com.

About Whitestone REIT
Whitestone REIT (NYSE: WSR) is a fully integrated real estate investment trust (“REIT”) that acquires, owns, manages, develops and redevelops high quality “Ecommerce-resistant” neighborhood, community and lifestyle retail centers. Whitestone’s 71 properties are principally located in Austin, Dallas-Fort Worth, Houston, San Antonio and Phoenix, which are among the fastest-growing markets in the country with highly educated workforces, high household incomes and strong job growth. The Company’s strategy is to target shifting consumer behavior and purchasing patterns by creating a complementary mix of grocery, dining, health and wellness, education, services, entertainment and specialty retail in its properties. Whitestone’s national, regional and local tenants provide daily necessities, needed services and convenience to the community which are not readily available online. For additional information about Whitestone, please visit www.whitestonereit.com.

Forward-Looking Statements
Certain statements contained in this press release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Company intends for all such forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable. Such information is subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Such forward-looking statements can generally be identified by the Company's use of forward-looking terminology, such as "may," "will," "plan," "expect," "intend," "anticipate," "believe," "continue" or similar words or phrases that are predictions of future events or trends and which do not relate solely to historical matters.

The following are some of the factors that could cause the Company's actual results and its expectations to differ materially from those described in the Company's forward-looking statements: the Company's ability to meet its assumptions regarding its earnings guidance, including its ability to execute effectively its acquisition and disposition strategy, to continue to execute its development pipeline on schedule and at the expected costs, and its ability to grow its NOI as expected, which could be impacted by a number of factors, including, among other things, its ability to continue to renew leases or re-let space on attractive terms and to otherwise address its leasing rollover; the Company's ability to successfully identify and consummate suitable acquisitions; the Company’s ability to complete its transition to a pure-play retail REIT in the time frame it expects, or at all; current adverse market and economic conditions; lease terminations or lease defaults; the impact of competition on the Company's efforts to renew existing leases; changes in the economies and other conditions of the specific markets in which the Company operates; economic and regulatory changes; the success of the Company's real estate strategies and investment objectives; the Company's ability to continue to qualify as a REIT under the Internal Revenue Code; and other factors detailed in the Company's most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents the Company files with the Securities and Exchange Commission.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company cannot guarantee the accuracy of any such forward-looking statements contained in this press release, and the Company does not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Non-GAAP Financial Measures
This release contains supplemental financial measures that are not calculated pursuant to U.S. generally accepted accounting principles ("GAAP") including FFO, FFO Core, and NOI. Following are explanations and reconciliations of these metrics to their most comparable GAAP metric.

FFO: Management believes that FFO is a useful measure of the Company's operating performance. The Company computes FFO as defined by NAREIT, which states that FFO should represent net income available to common shareholders (computed in accordance with GAAP) excluding gains or losses from sales of operating assets, impairment charges and extraordinary items, plus depreciation and amortization of operating properties, including the Company's share of unconsolidated real estate joint ventures and partnerships. FFO does not represent cash flows from operating activities determined in accordance with GAAP and should not be considered an alternative to net income as an indication of the Company's performance or to cash flow from operations as a measure of liquidity or ability to make distributions and service debt.

Management considers FFO a useful additional measure of performance for an equity REIT because it facilitates an understanding of the operating performance of its properties without giving effect to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, management believes that FFO provides a more meaningful and accurate indication of the Company's performance and useful information for the investment community to compare Whitestone to other REITs since FFO is generally recognized as the industry standard for reporting the operations of REITs.

Other REITs may use different methodologies for calculating FFO, and accordingly, the Company's FFO may not be comparable to other REITs. The Company presents FFO per diluted share calculations that are based on the outstanding dilutive common shares plus the outstanding OP units for the periods presented.

FFO Core: Management believes that the computation of FFO in accordance with NAREIT's definition includes certain non-cash and other items that affect the Company's period-over-period performance. These items include, but are not limited to, legal settlements, non-cash share-based compensation expense, rent support agreement payments received from sellers on acquired assets and acquisition costs. In addition, the Company believes that FFO Core is a useful supplemental measure for the investing community to use in comparing the Company to other REITs as many REITs provide some form of adjusted or modified FFO. However, other REITs may use different adjustments, and the Company's FFO Core may not be comparable to the adjusted or modified FFO of other REITs.

NOI: Management believes that NOI is a useful measure of the Company's property operating performance. The Company defines NOI as operating revenues (rental and other revenues) less property and related expenses (property operation and maintenance and real estate taxes). Because NOI excludes general and administrative expenses, depreciation and amortization, involuntary conversion, interest expense, interest income, provision for income taxes, gain or loss on sale or disposition of assets and capital expenditures and leasing costs, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not immediately apparent from net income. The Company uses NOI to evaluate its operating performance since NOI allows the Company to evaluate the impact of factors, such as occupancy levels, lease structure, lease rates and tenant base, have on the Company's results, margins and returns. In addition, management believes that NOI provides useful information to the investment community about the Company's property and operating performance when compared to other REITs since NOI is generally recognized as a standard measure of property performance in the real estate industry. However, NOI should not be viewed as a measure of the Company's overall financial performance since it does not reflect general and administrative expenses, depreciation and amortization, involuntary conversion, interest expense, interest income, provision for income taxes, gain or loss on sale or disposition of assets, and the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties. Other REITs may use different methodologies for calculating NOI, and accordingly, the Company's NOI may not be comparable to that of other REITs.

Contact Whitestone REIT:
Bob Aronson
Director of Investor Relations
D: (713) 435-2219; M: (832) 364-8314
raronson@whitestonereit.com

Whitestone REIT and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	September 30, 2016	December 31, 2015
	(unaudited)
ASSETS
Real estate assets, at cost
Property	$918,562	$835,538
Accumulated depreciation	(103,721)	(89,580)
Total real estate assets	814,841	745,958
Cash and cash equivalents	8,786	2,587
Restricted cash	103	121
Marketable securities	456	435
Escrows and acquisition deposits	6,183	6,668
Accrued rents and accounts receivable, net of allowance for doubtful accounts	16,970	15,466
Unamortized lease commissions and loan costs	8,340	8,178
Prepaid expenses and other assets	2,808	2,672
Total assets	$858,487	$782,085

LIABILITIES AND EQUITY
Liabilities:
Notes payable	$549,671	$497,955
Accounts payable and accrued expenses	31,920	24,051
Tenants' security deposits	6,066	5,254
Dividends and distributions payable	8,647	7,834
Total liabilities	596,304	535,094
Commitments and contingencies:	—	—
Equity:
Preferred shares, $0.001 par value per share; 50,000,000 shares authorized; none issued and outstanding as of September 30, 2016 and December 31, 2015, respectively	—	—
Common shares, $0.001 par value per share; 400,000,000 shares authorized; 29,218,531 and 26,991,493 issued and outstanding as of September 30, 2016 and December 31, 2015, respectively	29	27
Additional paid-in capital	390,966	359,971
Accumulated deficit	(133,779)	(116,895)
Accumulated other comprehensive loss	(6,951)	(129)
Total Whitestone REIT shareholders' equity	250,265	242,974
Noncontrolling interest in subsidiary	11,918	4,017
Total equity	262,183	246,991
Total liabilities and equity	$858,487	$782,085

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(unaudited)
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Property revenues
Rental revenues	$19,844	$18,785	$58,915	$52,426
Other revenues	5,664	5,814	17,157	15,395
Total property revenues	25,508	24,599	76,072	67,821

Property expenses
Property operation and maintenance	4,904	4,823	14,381	13,245
Real estate taxes	3,414	3,474	10,072	9,303
Total property expenses	8,318	8,297	24,453	22,548

Other expenses (income)
General and administrative	6,218	5,687	16,467	15,170
Depreciation and amortization	5,449	5,149	16,362	14,388
Interest expense	4,669	3,740	14,221	10,664
Interest, dividend and other investment income	(164)	(73)	(339)	(244)
Total other expense	16,172	14,503	46,711	39,978

Income from continuing operations before gain on sale or disposal of properties or assets and income taxes	1,018	1,799	4,908	5,295

Provision for income taxes	(80)	(100)	(247)	(274)
Gain on sale of properties	—	—	2,890	—
Gain (loss) on sale or disposal of assets	26	(148)	10	(248)
Income from continuing operations	964	1,551	7,561	4,773

Income from discontinued operations	—	44	—	3
Income from discontinued operations	—	44	—	3

Net income	964	1,595	7,561	4,776

Less: Net income attributable to noncontrolling interests	15	25	131	78

Net income attributable to Whitestone REIT	$949	$1,570	$7,430	$4,698

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(unaudited)
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Basic Earnings Per Share:
Income from continuing operations attributable to Whitestone REIT excluding amounts attributable to unvested restricted shares	$0.03	$0.05	$0.25	$0.18
Income from discontinued operations attributable to Whitestone REIT	0.00	0.00	0.00	0.00
Net income attributable to common shareholders excluding amounts attributable to unvested restricted shares	$0.03	$0.05	$0.25	$0.18
Diluted Earnings Per Share:
Income from continuing operations attributable to Whitestone REIT excluding amounts attributable to unvested restricted shares	$0.03	$0.05	$0.25	$0.17
Income from discontinued operations attributable to Whitestone REIT	0.00	0.00	0.00	0.00
Net income attributable to common shareholders excluding amounts attributable to unvested restricted shares	$0.03	$0.05	$0.25	$0.17

Weighted average number of common shares outstanding:
Basic	28,195	26,476	27,210	23,988
Diluted	29,024	27,082	28,013	24,583

Distributions declared per common share / OP unit	$0.2850	$0.2850	$0.8550	$0.8550

Consolidated Statements of Comprehensive Income

Net income	$964	$1,595	$7,561	$4,776

Other comprehensive gain (loss)

Unrealized gain (loss) on cash flow hedging activities	1,529	(184)	(6,962)	(460)
Unrealized gain (loss) on available-for-sale marketable securities	(11)	(8)	20	(106)

Comprehensive income	2,482	1,403	619	4,210

Less: Comprehensive income attributable to noncontrolling interests	41	22	11	69

Comprehensive income attributable to Whitestone REIT	$2,441	$1,381	$608	$4,141

Whitestone REIT and Subsidiaries CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited) (in thousands)
	Nine Months Ended September 30,
	2016	2015
Cash flows from operating activities:
Net income from continuing operations	$7,561	$4,773
Net income from discontinued operations	—	3
Net income	7,561	4,776
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	16,362	14,388
Amortization of deferred loan costs	1,202	902
Amortization of notes payable discount	241	222
Gain on sale of marketable securities	—	(44)
Loss (gain) on sale or disposal of assets and properties	(2,900)	248
Bad debt expense	1,298	1,318
Share-based compensation	6,874	5,209
Changes in operating assets and liabilities:
Escrows and acquisition deposits	485	(1,445)
Accrued rent and accounts receivable	(2,802)	(3,583)
Unamortized lease commissions	(2,126)	(1,207)
Prepaid expenses and other assets	725	341
Accounts payable and accrued expenses	261	4,201
Tenants' security deposits	812	671
Net cash provided by operating activities	27,993	25,994
Net cash provided by operating activities of discontinued operations	—	3
Cash flows from investing activities:
Acquisitions of real estate	(60,616)	(147,950)
Additions to real estate	(15,362)	(7,954)
Proceeds from sales of properties	3,957	—
Proceeds from sales of marketable securities	—	496
Net cash used in investing activities	(72,021)	(155,408)
Net cash used in investing activities of discontinued operations	—	—
Cash flows from financing activities:
Distributions paid to common shareholders	(23,606)	(20,791)
Distributions paid to OP unit holders	(415)	(346)
Proceeds from issuance of common shares, net of offering costs	26,686	49,717
Proceeds from revolving credit facility, net	64,000	105,500
Repayments of notes payable	(13,552)	(2,141)
Change in restricted cash	18	(86)
Repurchase of common shares	(2,904)	(1,018)
Net cash provided by financing activities	50,227	130,835
Net cash used in financing activities of discontinued operations	—	—
Net increase in cash and cash equivalents	6,199	1,424
Cash and cash equivalents at beginning of period	2,587	4,236
Cash and cash equivalents at end of period	$8,786	$5,660

Whitestone REIT and Subsidiaries CONSOLIDATED STATEMENTS OF CASH FLOWS Supplemental Disclosure (unaudited) (in thousands)

	Nine Months Ended September 30,
	2016	2015
Supplemental disclosure of cash flow information:
Cash paid for interest	$13,700	$9,826
Cash paid for taxes	$284	$315
Non cash investing and financing activities:
Disposal of fully depreciated real estate	$544	$57
Financed insurance premiums	$1,060	$1,057
Value of shares issued under dividend reinvestment plan	$83	$71
Value of common shares exchanged for OP units	$125	$84
Change in fair value of available-for-sale securities	$20	$(106)
Change in fair value of cash flow hedge	$(6,962)	$(460)
Acquisition of real estate in exchange for OP units	$8,738	$1,333

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(in thousands, except per share and per unit data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
FFO AND FFO CORE	2016	2015	2016	2015
Net income attributable to Whitestone REIT	$949	$1,570	$7,430	$4,698
Depreciation and amortization of real estate assets	5,405	5,121	16,195	14,304
(Gain) loss on sale or disposal of assets and properties	(26)	148	(2,900)	248
Net income attributable to noncontrolling interests	15	25	131	78
FFO	6,343	6,864	20,856	19,328

Non cash share-based compensation expense	3,042	1,859	6,886	5,202
Acquisition costs	427	729	990	1,569
FFO Core	$9,812	$9,452	$28,732	$26,099

FFO PER SHARE AND OP UNIT CALCULATION
Numerator:
FFO	$6,343	$6,864	$20,856	$19,328
Distributions paid on unvested restricted common shares	(146)	(130)	(498)	(400)
FFO excluding amounts attributable to unvested restricted common shares	$6,197	$6,734	$20,358	$18,928
FFO Core excluding amounts attributable to unvested restricted common shares	$9,666	$9,322	$28,234	$25,699

Denominator:
Weighted average number of total common shares - basic	28,195	26,476	27,210	23,988
Weighted average number of total noncontrolling OP units - basic	487	435	488	406
Weighted average number of total commons shares and noncontrolling OP units - basic	28,682	26,911	27,698	24,394

Effect of dilutive securities:
Unvested restricted shares	829	606	803	595
Weighted average number of total common shares and noncontrolling OP units - diluted	29,511	27,517	28,501	24,989

FFO per common share and OP unit - basic	$0.22	$0.25	$0.73	$0.78
FFO per common share and OP unit - diluted	$0.21	$0.24	$0.71	$0.76

FFO Core per common share and OP unit - basic	$0.34	$0.35	$1.02	$1.05
FFO Core per common share and OP unit - diluted	$0.33	$0.34	$0.99	$1.03

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(in thousands, except per share and per unit data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
PROPERTY NET OPERATING INCOME
Net income attributable to Whitestone REIT	$949	$1,570	$7,430	$4,698
General and administrative expenses	6,218	5,687	16,467	15,170
Depreciation and amortization	5,449	5,149	16,362	14,388
Interest expense	4,669	3,740	14,221	10,664
Interest, dividend and other investment income	(164)	(73)	(339)	(244)
Provision for income taxes	80	100	247	274
Gain on sale of properties	—	—	(2,890)	—
(Gain) loss on disposal of assets	(26)	148	(10)	248
Income from discontinued operations	—	(44)	—	(3)
Net income attributable to noncontrolling interests	15	25	131	78
NOI	$17,190	$16,302	$51,619	$45,273